UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 28, 2020

Sprout Social, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39156	27-2404165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dearborn St., Suite 700			60603
Chicago	,	Illinois
(Address of Principal Executive Offices)			(Zip Code)

(866) 878-3231
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 28, 2020, Sprout Social, Inc. (the “Company”) announced that Ryan Barretto has been appointed President of the Company, effective immediately. Concurrently with Mr. Barretto’s appointment, Justyn Howard’s title will change from President and Chief Executive Officer to Chairman and Chief Executive Officer.

Previously, Mr. Barretto, 41, served as Senior Vice President, Global Sales of the Company since July 2016. Prior to joining Sprout Social, Mr. Barretto was the Vice President of Global Sales, Pardot for Salesforce.com, Inc. from November 2014 to June 2016 and the Area Vice President, Commercial Sales for Salesforce.com, Inc. from February 2012 to October 2014. Mr. Barretto holds a Bachelor’s degree in Business Administration from Wilfrid Laurier University and a Master’s degree in International Marketing from the University of Strathclyde.

There are no arrangements or understandings between Mr. Barretto and any other persons pursuant to which he was elected as an officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Barretto and the Company that would be required to be reported.

In connection with his appointment and promotion to the role of President, on December 28, 2020, the Company entered into a side letter with Mr. Barretto (the “Side Letter”). The Side Letter provides for Mr. Barretto’s change in title and specifies that he will receive, as of the effective date of his appointment, a grant of 120,000 restricted stock units (the “Initial RSU Grant”) pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan (the “2019 Plan”). The Initial RSU Grant will generally vest 25% on the first anniversary of the applicable vesting start date, with an additional 1/16 of the Initial RSU Grant vesting per quarter thereafter, subject to Mr. Barretto’s continued employment with the Company through each vesting date. Pursuant to the Side Letter, Mr. Barretto will also receive, in the future, following the Company’s achievement of an annual run rate (as defined in the Side Letter) of $200 million and subject to approval by the Compensation Committee of the Board of Directors of the Company (the “Committee”) at that time, a grant of 120,000 restricted stock units (the “Milestone RSU Grant”), which will generally vest over four years following the grant date of the Milestone RSU Grant pursuant to the same time-vesting schedule noted above with respect to the Initial RSU Grant. Mr. Barretto must be employed by the Company at the time that the Committee’ certifies achievement of the applicable milestone in order to receive the Milestone RSU Grant.

The foregoing description of the Side Letter is a summary only and is qualified in its entirety by reference to the full text of the Side Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Barretto is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Side Letter between Sprout Social, Inc. and Ryan Barretto
99.1	Press release dated December 28, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUT SOCIAL, INC.

By:	/s/ Heidi Jonas
Name:	Heidi Jonas
Title:	General Counsel and Secretary
Date: December 28, 2020